Exhibit 10
FIRST AMENDMENT AND WAIVER
     This FIRST AMENDMENT AND WAIVER (this “Amendment”) is entered into as of November 13, 2007, among HALIFAX CORPORATION, a Virginia corporation (“Halifax”), HALIFAX ENGINEERING, INC., a Virginia corporation (“Engineering”), MICROSERV LLC, a Delaware limited liability company (“Microserv”) and HALIFAX ALPHANATIONAL ACQUISITION, INC., a Delaware corporation (“AlphaNational”; collectively with Halifax, Engineering and Microserv, “Borrower”), and PROVIDENT BANK, a Maryland banking corporation (“Bank”).
W I T N E S S E T H:
     WHEREAS, the Borrower and the Bank have entered into that certain Fourth Amended and Restated Loan and Security Agreement dated as of June 29, 2007 (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement);
     WHEREAS, the following Events of Default have occurred under the Loan Agreement: (a) Borrower failing to maintain a minimum Tangible Net Worth plus Subordinated Debt of not less than $4,000,000.00 as of September 30, 2007; (b) Borrower failing to maintain a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not greater than 4.0:1 as of September 30, 2007; and (c) Borrower failing to maintain a Current Ratio equal to or greater than 1.4:1 as of September 30, 2007 (the “Existing Defaults”);
     WHEREAS, the Existing Defaults are continuing and remain unwaived, and the Borrower has requested that the Bank waive the Existing Defaults;
     WHEREAS, the Bank has agreed to the requested waiver on the terms and conditions provided herein; and
     WHEREAS, the Borrower has further requested that certain terms and conditions of the Loan Agreement be amended, and the Bank has agreed to the requested amendments on the terms and conditions provided herein;
     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Amendment to the Loan Agreement.
          Section I.A.15 of the Loan Agreement is hereby modified and amended by replacing the definition of “Maximum Line of Credit Amount” with the following:
“Maximum Line of Credit Amount” means Seven Million Five Hundred Thousand Dollars ($7,500,000).

     2. Waiver. The Bank acknowledges that the Existing Defaults currently exist. Subject to the fulfillment of the conditions precedent to the effectiveness of this Amendment set forth in Section 4, the Bank hereby waives the Existing Defaults.
     3. No Other Amendments or Waivers. Except in connection with the amendments and the waivers expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank under the Loan Agreement or any of the other related documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other related documents. Except for the amendments set forth above, the text of the Loan Agreement and all other related documents shall remain unchanged and in full force and effect and hereby ratifies and confirms its respective obligations thereunder. The Borrower acknowledges and expressly agrees that the Bank reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Loan Agreement.
     4. Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, the Bank shall have received the following, in form and substance satisfactory to the Bank:
          (a) counterparts of this Amendment executed by each Borrower;
          (b) payment in full, in immediately available funds, to the Bank of an amendment fee in the amount of $10,000, such fee being fully earned and non-refundable upon the effectiveness of this Amendment;
          (c) payment in full of all other fees and expenses due and payable to the Bank under the Loan Agreement and in connection with the execution and delivery of this Amendment and the transactions described herein, including, without limitation, the fees and expenses of counsel to the Bank; and
          (d) such other information, documents, instruments, certificates or approvals as the Bank or the Bank’s counsel may reasonably require.
     5. Representations and Warranties of the Borrower. In consideration of the execution and delivery of this Amendment by the Bank, the Borrower hereby represents and warrants in favor of the Bank: (a) each Borrower has the power and authority (i) to enter into this Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by the Borrower; (b) the Borrower has the power and has taken all necessary action to authorize it to execute, deliver, and perform this Amendment in accordance with the terms hereof and to consummate the transactions contemplated hereby; (c) (i) the Borrower has obtained all necessary governmental, shareholder and third party approvals, (ii) all such necessary governmental, shareholder and third party approvals are in full force and effect, (iii) none of such necessary governmental, shareholder and third party approvals is the subject of any pending or, to the best of the Borrower’s knowledge, threatened attack or revocation, by the grantor of the governmental, shareholder or third party approval and (iv) the Borrower is not required to obtain any additional necessary governmental, shareholder or third party approval in connection with the execution, delivery and performance of this Amendment, in accordance with its terms, or the consummation of the transactions contemplated hereby or thereby;

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(d) the execution, delivery, and performance of this Amendment in accordance with its terms and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable law, (ii) conflict with, result in a breach of, or constitute a default under the charter, bylaws and other governing documents of each Borrower or under any indenture, agreement, or other instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound, or (iii) result in or require the creation or imposition of any lien upon or with the Borrower except liens permitted by the Loan Agreement; (e) this Amendment has been duly executed and delivered by each Borrower, and is a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (f) after giving effect to this Amendment, no Event of Default exists under the Loan Agreement; (g) as of the date hereof, all representations and warranties of the Borrower set forth in the Loan Agreement are true, correct and complete in all material respects; and (h) the Loan Agreement constitutes the legal, valid and binding obligations of each Borrower, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
     6. [Intentionally omitted.]
     7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be deemed an original signature hereto.
     8. Reference to and Effect on the Note Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other related documents to “the Loan Agreement”, “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.
     9. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the amendment fee to be paid pursuant to Section 4(b) of this Amendment, and the fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder. In addition, the Borrower agrees to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

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     10. Release of Claims. This Amendment is intended to be a further accommodation by Bank to Borrower. In consideration of all such accommodations, and acknowledging that Bank will be specifically relying on the following provisions as a material inducement in entering into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its shareholders and subsidiaries, hereby releases, remises and forever discharges Bank and its agents, servants, employees, directors, officers, attorneys, accountants, consultants, affiliates, representatives, receivers, trustees, subsidiaries, predecessors, successors and assigns (collectively, the “Released Parties”) from any and all claims, damages, losses, demands, liabilities, obligations, actions and causes of action whatsoever (whether arising in contract or in tort, and whether at law or in equity), whether known or unknown, matured or contingent, liquidated or unliquidated, in any way arising from, in connection with, or in any way concerning or relating to the Loan Agreement, the other related documents, or any dealings with any of the Released Parties in connection with the transactions contemplated by such documents or this Amendment prior to the execution of this Amendment. This release shall be and remain in full force and effect notwithstanding the discovery by any Borrower after the date hereof (a) of any new or additional claim against any Released Party, (b) of any new or additional facts in any way relating to the subject matter of this release, (c) that any fact relied upon by it was incorrect or (d) that any representation made by any Released Party was untrue or that any Released Party concealed any fact, circumstance or claim relevant to Borrower’s execution of this release; provided, however, this release shall not extend to any claims arising after the execution of this Amendment in connection with the Loan Agreement. Each Borrower acknowledges and agrees that this release is intended to, and does, fully, finally and forever release all matters described in this Section 10, notwithstanding the existence or discovery of any such new or additional claims or facts, incorrect facts, misunderstanding of law, misrepresentation or concealment.
     11. Section Titles. The section titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.
     12. Entire Agreement. This Amendment and the other related documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions.
     13. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.
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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWER:	HALIFAX CORPORATION
	By:	/s/ Joseph Sciacca (SEAL)
		Name:	Joseph Sciacca
		Title:	Chief Financial Officer

HALIFAX ENGINEERING, INC.
	By:	/s/ Joseph Sciacca (SEAL)
		Name:	Joseph Sciacca
		Title:	Vice President, Secretary and Treasurer

MICROSERV LLC
	By:	/s/ Joseph Sciacca (SEAL)
		Name:	Joseph Sciacca
		Title:	Vice President, Secretary and Treasurer

HALIFAX ALPHANATIONAL ACQUISITION, INC.
	By:	/s/ Joseph Sciacca (SEAL)
		Name:	Joseph Sciacca
		Title:	Vice President, Secretary and Treasurer

BANK:	PROVIDENT BANK
	By:	/s/ E. Gaye Boyette (SEAL)
		Name:	E. Gaye Boyette
		Title:	Senior Vice President